                                                                     EXHIBIT J-1

                          FORM OF MONEY POOL AGREEMENT

                                   EXHIBIT J-1

                                     FORM OF
                              MONEY POOL AGREEMENT

                  This Money Pool Agreement (the "Agreement"), dated as of ______, 2003, is made and entered into by and among CenterPoint Energy, Inc. ("CenterPoint"), a Texas corporation and a registered holding company under the Public Utility Holding Company Act of 1935, as amended (the "Act"), and certain of its direct or indirect subsidiaries, each of which are signatories hereto, or which subsequently become signatories hereto, and agree to abide by the terms herein (CenterPoint and each direct or indirect subsidiary, individually, a "Party" and collectively, the "Parties").

WITNESSETH:


                  WHEREAS, the Parties desire to establish a Money Pool (the "Money Pool"); and


                  WHEREAS, certain of the Parties that will participate in the Money Pool will from time to time have need to borrow funds on a short-term basis, and certain of the Parties will from time to time have funds available to loan on a short-term basis;

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements, covenants and provisions contained herein, and intending to be legally bound hereby, the Parties hereto agree as follows:

                                   ARTICLE I.
                          CONTRIBUTIONS AND BORROWINGS

Section 1.01      Contributions to the Money Pool.

                  Each Party will determine each day, the amount of funds each desires to contribute to the Money Pool, and will contribute such funds to the Money Pool. The determination of whether a Party has funds to contribute (either from surplus funds or from external borrowings) and the determination whether a Party shall lend such funds to the Money Pool will be made by such Party's treasurer, or by a designee thereof, in such Party's sole discretion.

                  Each Party may withdraw any of its funds at any time upon notice to CenterPoint as administrative agent of the Money Pool.

Section 1.02      Rights to Borrow.

                  (a) No loans through the Money Pool will be made to, and no borrowings through the Money Pool will be made by, CenterPoint, CenterPoint Energy Funding Company or CenterPoint Energy International, Inc.

                  (b)      Subject to the provisions of Section 1.02(a) and
Section 1.04(c) of this Agreement, short-term borrowing needs of the Parties will be met by funds in the Money Pool to the extent the needs of a Party are not satisfied with external borrowings by such Party and to the extent such funds are available in the Money Pool. Each Party shall have the right to borrow from the Money Pool from time to time, subject to the availability of funds and the limitations and conditions set forth herein and in the applicable orders of the Securities and Exchange Commission ("SEC"). Each Party may request loans from the Money Pool from time to time during the period from the date hereof until this Agreement is terminated by written agreement of the Parties.

Section 1.03      Source of Funds.

                  (a) Subject to Section 1.01, funds will be available through the Money Pool from the following sources for use by the Parties from time to time: (1) surplus funds in the treasuries of the Parties, and (2) proceeds from bank loans, the sale of notes and/or the sale of commercial paper by the Parties (all such borrowings by the Parties herein referred to as "External Borrowings"), in each case to the extent permitted by applicable laws and regulatory orders. Funds will be made available from such sources in such order as CenterPoint, as administrator of the Money Pool, may determine is appropriate.

                  (b) Each borrowing Party will borrow pro rata from each fund source in the same proportion that the amount of funds provided from that fund source bears to the total amount then loaned through the Money Pool.

Section 1.04      Authorization.

                  (a) The determination of whether a Party has funds to lend to the Money Pool will be made by its Treasurer, or by a designee thereof.

                  (b) CenterPoint, as administrator of the Money Pool, will provide each Party with a report for each business day that includes, among other things, cash activity for the day and the balance of loans outstanding.

                  (c) All borrowings from the Money Pool shall be authorized by the borrowing Party's treasurer, or by a designee thereof. No Party shall be required to effect a borrowing through the Money Pool if such Party determines that it can (and is authorized to) effect such borrowing more advantageously directly from banks or through the sale of its own notes or commercial paper.

Section 1.05      External Investment of Investment Pool Funds.

                  Funds which are loaned by Parties and are not utilized to satisfy borrowing needs of other Parties ("Investment Pool") will be invested by CenterPoint on behalf of the lending Parties in one or more short term instruments ("External Investments"). Funds not utilized for the Money Pool loans will ordinarily be invested in one or more short-term investments, including (i) interest-bearing deposits with banks; (ii) obligations issued or guaranteed by the U.S. government and/or its agencies; (iii) commercial paper rated not less than A-1 by Standard & Poor's and P-1 by Moody's Investors Services, Inc.; (iv) money market funds; (v) bank certificates of deposit; (vi) Eurodollar funds; (vii) repurchase agreements collateralized by securities issued or guaranteed by the U.S. government; and (viii) such other investments as are permitted by Section 9(c) of the Act and Rule 40 thereunder.

Section 1.06      Money Pool Interest.

                  The interest rate applicable on any day to then outstanding loans through the Money Pool, whether or not evidenced by a promissory demand note, will be the composite weighted average daily effective cost incurred by CenterPoint for External Borrowings outstanding on that date. The daily effective cost shall be inclusive of interest rate swaps related to such External Funds. If there are no External Borrowings outstanding on that date, then the rate will be the certificate of deposit yield equivalent of the 30-day Federal Reserve "AA" Non-Financial Commercial Paper Composite Rate (the "Composite"), or if no Composite is established for that day, then the applicable rate will be the Composite for the next preceding day for which a composite is established. If the Composite shall cease to exist, then the rate will be the composite which then most closely resembles the Composite and/or most closely mirrors the pricing CenterPoint would expect if it had External Borrowings.

Section 1.07      Investment Pool Interest.

                  Interest income related to External Investments will be calculated daily and allocated back to lending Parties on the basis of their relative contribution to the Investment Pool on that date.

Section 1.08      Repayment.

                  Each Party receiving a loan from the Money Pool hereunder shall repay the principal amount of such loan, together with all interest accrued thereon, on demand by the administrator and in any event not later than the expiration date of the SEC authorization for the operation of the Money Pool. All loans made through the Money Pool may be prepaid by the borrower without premium or penalty.

Section 1.09      Form of Loans to Parties.

                  Loans to the Parties from the Money Pool shall be made as open-account advances, pursuant to the terms of this agreement, although any lending Party is at all times entitled to receive, upon demand, a promissory note evidencing the transaction. Any such note shall: (a) be in substantially the form attached as Exhibit A; (b) be dated as of the date of the initial borrowing; (c) mature on demand, but in any event not later than the expiration date of the SEC authorization for the operation of the Money Pool; and (d) be repayable in whole at any time or in part from time to time, without premium or penalty.

                                   ARTICLE II.
                           OPERATION OF THE MONEY POOL

Section 2.01      Operation.

                  Operation of the Money Pool, including record keeping and coordination of loans, will be handled by CenterPoint under the authority of its Treasurer. CenterPoint shall be responsible for the determination of all interest rates and charges applicable to the Money Pool and all earnings applicable to the Investment Pool, shall maintain records of all advances, interest charges and accruals and interest and principal payments for purposes hereof, and shall prepare periodic reports thereof for the Parties.

                  Interest and investment earnings other than interest, will be computed on a daily basis and settled once per month.

Section 2.02      Certain Costs.

                  CenterPoint will administer the Money Pool on an "at cost" basis. Fees and expenses associated with CenterPoint's bank lines, commercial paper program and note issuance program will be estimated and allocated monthly to the Parties and CenterPoint using the average daily borrowings of each Party from the Money Pool in the prior month or the average daily short-term borrowings of CenterPoint in the prior month that were not invested in the Money Pool as the numerator and using the average daily short-term borrowings of CenterPoint in the prior month as the denominator.

Section 2.03      Event of Default.

                  If any Party shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against any Party seeking to adjudicate it bankrupt or insolvent, then CenterPoint, on behalf of the Money Pool, may, by notice to the Party, terminate the Money Pool's availability to the Party and/or declare the principal amount then outstanding of, and the accrued interest on, the loans and all other amounts payable to the Money Pool by such Party hereunder to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by each Party.

                                  ARTICLE III.
                                  MISCELLANEOUS

Section 3.01      Amendments.

                  No amendment to this Agreement shall be effective unless the same be in writing and signed by Parties thereto.

Section 3.02      Legal Responsibility.

                  Nothing herein contained shall render any Party liable for the obligations of any other Party hereunder and the rights, obligations and liabilities of the Parties are several in accordance with their respective obligations, and not joint.

Section 3.03      Rules for Implementation.

                  The Parties may develop a set of guidelines for implementing the provisions of this Agreement, provided that the guidelines are consistent with all of the provisions of this Agreement.

Section 3.04      Termination.

                  This Agreement may be terminated at any time by agreement of the Parties.

Section 3.05      Governing Law.

                  This Agreement shall be governed by and construed in accordance with, the laws of the State of Texas.

                  IN WITNESS WHEREOF, the undersigned companies have duly caused this document to be signed on their behalf on the date first written above by the undersigned thereunto duly authorized.

                  CenterPoint Energy, Inc.

                  By:    _____________________________________
                  Name:  _____________________________________
                  Title: _____________________________________

                  CenterPoint Energy Houston Electric, LLC
                  CenterPoint Energy Resources Corp.
                  Texas Genco Holdings, Inc.
                  Texas Genco GP, LLC
                  Texas Genco, LP, by Texas Genco GP, LLC, its General Partner

                  CenterPoint Energy Properties, Inc.
                  CenterPoint Energy Funding Company
                  CenterPoint Energy International, Inc.
                  CenterPoint Energy Products, Inc.
                  CenterPoint Energy Management Services, Inc.

                  By:    _____________________________________
                  Name:  _____________________________________
                  Title: _____________________________________

                                                                       EXHIBIT A

                             FORM OF MONEY POOL NOTE
                       TO BE EXECUTED BY BORROWING PARTIES

                                                      ____________________, 20__

         FOR VALUE RECEIVED, the undersigned, ___________(the "Borrower"), hereby promises to pay to the order of______ (the "Lender") at its principal office in___________ , on demand or on_____ , 20___, or at the option of the Borrower, whichever first occurs, but in any event not later than the expiration date of the SEC authorization for the operation of the Money Pool, the principal sum set forth on the attachment hereto as "Principal Amount Outstanding." This note may be paid in full at any time or in part from time to time without premium or penalty. The Principal Amount Outstanding shall bear interest, calculated daily, at a rate equal to CenterPoint Energy, Inc.'s weighted average daily effective cost for all External Borrowings outstanding on that date. If there are no External Borrowings outstanding on that date, then the rate would be the certificate of deposit yield equivalent of the 30-day Federal Reserve "AA" Non-Financial Commercial Paper Composite Rate (the "Composite"), or if no Composite is established for the day, then the applicable rate will be the Composite for the next preceding day for which a Composite is established.

         This Note shall be governed by, and construed and interpreted in accordance with, the Laws of the State of Texas. For any term not expressly defined in this note, the definition in the Money Pool Agreement, dated ______, 2003, applies.

         IN WITNESS WHEREOF, the undersigned, pursuant to due authorization, has caused this Note to be executed in its name and on its behalf by its duly authorized officer.

                                                  ______________________________
                                                        (Name of Borrower)

                                        By: ____________________________________
                                        Name:
                                        Title:
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
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